UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2018 (February 12, 2018)

WMIH Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Fifth Avenue, Suite 4100 Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 922-2957

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of WMIH Corp. (the “Company”) filed with the Securities and Exchange Commission on February 14, 2018 (the “Original Filing”), and is being filed solely in order to amend Item 1.01 of the Original Filing to replace “the NASDAQ Global Select Market” in provision (vi) of the seventh paragraph under “Item 1.01 —Entry into a Material Definitive Agreement” of the Original Filing with “NASDAQ (as defined in the Merger Agreement)”.

Although no changes have been made to the Original Filing other than to amend the information set forth above and to update the legends required by Rule 425 of the Securities Act of 1933, as amended, and Rule 14a-12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Item 1.01 is being amended and restated in its entirety in accordance with Rule 12b-5 of the Exchange Act. This Amendment should be read in conjunction with the Original Filing. This Amendment speaks as of the date of the Original Filing, does not reflect events that may have occurred after the date of the Original Filing, and does not modify or update in any way the disclosures made in the Original Filing, except as required to reflect the revisions discussed above.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 12, 2018, WMIH Corp. (“WMIH”), Nationstar Mortgage Holdings Inc., a Delaware corporation (“Nationstar”), and Wand Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of WMIH (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Nationstar (the “Merger”), with Nationstar continuing as the surviving corporation and a wholly-owned subsidiary of WMIH.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the board of directors of both companies, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of Nationstar’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned, directly or indirectly, by Nationstar, WMIH or Merger Sub or by any Nationstar stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law) will be converted into the right to receive, at the election of the holder of such share, (i) $18.00 per share in cash, without interest, or (ii) 12.7793 shares of validly issued, fully paid and nonassessable shares of WMIH common stock, par value $0.00001 per share (“WMIH Common Stock”), subject in each case to pro rata cutbacks to the extent cash or stock is oversubscribed (the “Merger Consideration”). The aggregate amount of cash to be issued as Merger Consideration in the Merger will be $1,225,885,248.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, subject to certain exceptions, (i) each then-outstanding share of Nationstar restricted stock will automatically vest in full and be converted into the right to receive the Merger Consideration, in the form of cash or WMIH Common Stock as elected by the holder thereof, and (ii) each then-outstanding Nationstar restricted stock unit, whether vested or unvested, will automatically vest in full, be assumed by WMIH and converted into a WMIH restricted stock unit entitling the holder thereof to receive upon settlement the Merger Consideration, as elected by the holder, as described above with respect to shares of Nationstar restricted stock, with such payment of cash or delivery of WMIH Common Stock.

The Merger Agreement contains representations, warranties and covenants of WMIH and Nationstar, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger; (ii) not to engage in certain kinds of transactions during such period; (iii) to convene and hold a meeting of its stockholders for the purpose of approving the Share Issuance by WMIH’s stockholders; and (iv) to include the recommendation of the board of directors of WMIH that its stockholders approve the Share Issuance in its proxy statement for the foregoing stockholders’ meeting . Each of the parties has agreed to use its reasonable best efforts to cause the Merger to be consummated, including obtaining required regulatory approvals; provided that neither WMIH nor any of its affiliates will be required to agree to or accept a Burdensome Condition.

The board of directors of Nationstar has adopted a resolution recommending the approval and adoption of the Merger Agreement by its stockholders, the board of directors of WMIH has adopted a resolution recommending the approval by its stockholders of the issuance of WMIH shares of common stock pursuant to the Merger and the Merger Agreement (the “Share Issuance”), and each party has agreed to put these matters before their stockholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions for Nationstar, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. Prior to the adoption of the Merger Agreement by Nationstar’s stockholders, the Nationstar board of directors may in certain circumstances withhold, withdraw, qualify or modify its recommendation that Nationstar’s stockholders adopt the Merger Agreement, subject to complying with notice and other specified conditions, including giving WMIH the opportunity to propose revisions to the Merger Agreement during a match right period.

In the Merger Agreement, WMIH has agreed to take all requisite action to cause its board of directors to consist of Steve Scheiwe, Tagar Olson, Christopher Harrington, three directors selected by Nationstar from the board of directors of Nationstar and Jay Bray, the CEO of Nationstar.

Consummation of the Merger is subject to various conditions, including, (i) the adoption of the Merger Agreement by the holders of a majority of Nationstar’s outstanding common stock; (ii) the approval of the Share Issuance by a majority of all votes cast by holders of outstanding shares of WMIH Common Stock and preferred stock (voting on an as-converted basis in accordance with WMIH’s amended and restated certificate of incorporation); (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) obtaining required regulatory approvals as specified in the schedules to the Merger Agreement without the imposition of a condition that would have a material adverse effect on Nationstar and its subsidiaries, taken as a whole, following the Merger (“Burdensome Condition”); (v) the effectiveness of a registration statement on Form S-4 relating to the Merger; (vi) the approval for listing the WMIH Common Stock issuable in the Merger on NASDAQ (as defined in the Merger Agreement), subject to official notice of issuance; (vii) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (viii) subject to specified materiality standards, the continuing accuracy of certain representations and warranties of each party; and (ix) performance by each party in all material respects with its covenants. The receipt of a tax opinion from WMIH’s tax advisor that there should not have been an “ownership change” (within the meaning of Section 382(g) of the Internal Revenue Code) since March 19, 2012, and the Merger, taken together with the other transactions contemplated by the Merger Agreement and occurring on the closing date, should not result in such an ownership change, is a condition to the obligations of Nationstar to consummate the Merger. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both WMIH and Nationstar, including the right of Nationstar to terminate the Merger Agreement in order to accept a superior proposal. In connection with the termination of the Merger Agreement under specified circumstances, Nationstar may be required to pay to WMIH a termination fee of $65 million, or WMIH may be required to pay to Nationstar a termination fee of either $65 million or $125 million. If the Merger Agreement is terminated following a failure to obtain the required stockholder approval of the Share Issuance, WMIH must pay Nationstar approximately $29.4 million as compensation for Nationstar’s fees and expenses incurred in connection with the negotiation of the Merger Agreement. Further, if WMIH enters into a definitive agreement or consummates an acquisition within 12 months after the Merger Agreement is terminated under circumstances where WMIH must compensate Nationstar for its expenses, WMIH must pay Nationstar a fee of approximately $18.6 million. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before November 12, 2018 (the “End Date”), provided that the End Date may be extended by either party for up to 90 days to the extent all closing conditions capable of being satisfied at such time have been satisfied other than the condition to obtain required regulatory approvals.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference into this Item 1.01.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about WMIH, Nationstar or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in WMIH’s or Nationstar’s public disclosures.

Voting Agreement

Concurrently with the execution of the Merger Agreement, FIF HE Holdings LLC (“Fortress”) entered into a Voting and Support Agreement (the “Voting Agreement”) with WMIH, pursuant to which, among other things, Fortress has agreed to vote its shares of Nationstar common stock in favor of the Merger and the adoption of the Merger Agreement.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

KKR Wand Investors Corporation and KKR Wand Holdings Corporation (“KKR Wand Holdings”) and certain of WMIH’s directors and officers entered into voting and support agreements with Nationstar in connection with the Merger Agreement pursuant to which, among other things, they agreed to vote their shares of WMIH stock in favor of the Share Issuance.

Fortress Side Letter

Concurrently with the execution of the Merger Agreement, Fortress entered into a letter agreement (the “Fortress Side Letter”) with WMIH, pursuant to which, among other things, WMIH has agreed to waive and consent to certain acquisitions and dispositions of WMIH common stock under the amended and restated certificate of incorporation of WMIH.

In addition, pursuant to the terms of the Fortress Side Letter neither KKR or any of its affiliates will, without the prior written consent of Fortress, exercise any registration rights under the Investors Rights Agreement dated as of January 30, 2014 by and among WMIH, KKR Fund Holdings L.P. and the other parties thereto and the Registration Rights Agreement dated as of January 5, 2015, as amended, or under any other agreement until six months after the later of (A) the closing of the Merger and (B) the date on which a shelf registration statement described below under “Registration Rights Agreement” is declared effective.

The foregoing summary of the Fortress Side Letter does not purport to be complete and is subject to, and qualified in its entirety by, the Fortress Side Letter, which is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, WMIH entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Fortress, pursuant to which, among other things, (i) WMIH has agreed to file a shelf registration statement covering resales of the WMIH common stock to be received by Fortress, its affiliates and permitted transferees as Merger Consideration pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at Fortress’ election, either prior to the closing of the Merger or immediately following the closing of the Merger, and cause such registration statement to be declared effective under the Securities Act; (ii) Fortress has (A) unlimited long-form and short-form demand registration rights to the extent a shelf registration statement is unavailable, (B) rights to demand underwritten shelf take-downs, provided that there are no more than four underwritten offerings in any twelve-month period, and (C) piggyback registration rights with respect to future offerings of WMIH common stock by WMIH, in each case, subject to certain minimum thresholds, customary blackout periods and lock-up provisions; and (iii) WMIH has agreed to (A) not grant any person piggyback rights in Fortress-initiated underwritten offerings for two years after the closing of the Merger and (B) not grant any registration rights to any person for six months after the closing of the Merger. WMIH has agreed to pay customary registration expenses, subject to certain limitations.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference into this Item 1.01.

Warrant Exchange Agreement

On February 12, 2018, WMIH and KKR Wand Holdings entered into a Warrant Exchange Agreement (“Warrant Exchange Agreement”), pursuant to which, conditioned and effective upon the effectiveness of the Merger, KKR Wand Holdings has agreed to exchange the warrants it holds, which are exercisable for an aggregate of 61,400,000 shares of WMIH common stock, for 21,197,619 shares of WMIH common stock.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Warrant Exchange Letter, and is subject to and qualified in its entirety by reference to the Warrant Exchange Letter attached hereto as Exhibit 10.4, which is incorporated by reference into this Item 1.01.

Debt Commitment Letter

In connection with the Merger, Merger Sub, a wholly owned subsidiary of WMIH, entered into a financing commitment letter (the “Commitment Letter”) with Credit Suisse AG, Credit Suisse Securities (USA) LLC, Jefferies Finance LLC, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., HSBC Bank USA, National Association and HSBC Securities (USA) Inc. for a one-year senior unsecured term loan bridge facility of up to $2.75 billion (the “Bridge Facility”), which, if funded, is convertible on the first anniversary of the funding date thereof (the “Conversion Date”) into (i) a $1.0 billion tranche of five-year term loans, (ii) a $1.0 billion tranche of eight-year term loans and (iii) a $750.0 million of ten-year term loans. Subject to certain terms and conditions set forth in the Commitment Letter, on the Conversion Date and on the 15th calendar day of each month thereafter, at the option of the applicable lender, the term loans may be exchanged in whole or in part for senior unsecured exchange notes having an aggregate principal amount of at least $250.0 million (or the remaining amount of such tranche of term loans, if lesser).

The funding of the Bridge Facility is subject to Merger Sub’s compliance with customary terms and conditions precedent as set forth in the Commitment Letter, including, among others, (i) the execution and delivery by Merger Sub of definitive documentation consistent with the Commitment Letter and (ii) that the Merger shall have been, or substantially simultaneously with the funding under the Bridge Facility shall be, consummated in accordance with the terms of the Merger Agreement without giving effect to any amendments or waivers that are material and adverse to the parties to the Commitment Letter.

The aggregate proceeds of the debt financing, together with the available cash of WMIH and Merger Sub, will be sufficient for WMIH and Merger Sub to pay the aggregate cash component of the Merger Consideration and pay all related fees and expenses payable in connection with the Merger.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Commitment Letter, and is subject to and qualified in its entirety by reference to the Commitment Letter attached hereto as Exhibit 10.5, which is incorporated by reference into this Item 1.01.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving WMIH Corp. (“WMIH”) and Nationstar Mortgage Holdings Inc. (“Nationstar”). WMIH has filed a registration statement on Form S-4 with the SEC on March 22, 2018, which includes a preliminary joint proxy statement of WMIH and Nationstar and a preliminary prospectus of WMIH, and each party will file other documents regarding the proposed transaction with the SEC. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. The definitive joint proxy statement/prospectus will be sent to the stockholders of WMIH and Nationstar after the registration statement is declared effective by the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of WMIH and Nationstar are urged to carefully read the entire registration statement and joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by WMIH and Nationstar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by WMIH may be obtained free of charge from WMIH at www.wmih-corp.com, and the documents filed by Nationstar may be obtained free of charge from Nationstar at www.nationstarholdings.com. Alternatively, these documents, when available, can be obtained free of charge from WMIH upon written request to WMIH Corp., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104, Attn: Secretary, or by calling (206) 922-2957, or from Nationstar upon written request to Nationstar Mortgage Holdings Inc., 8950 Cypress Waters Blvd, Dallas, TX 75019, Attention: Corporate Secretary, or by calling (469) 549-2000.

WMIH and Nationstar and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of WMIH and/or Nationstar, as applicable, in favor of the approval of the merger. Information regarding WMIH’s directors and executive officers is contained in WMIH’s Annual Report on Form 10-K for the year ended December 31, 2017, its Current Report on Form 8-K filed on March 9, 2018, and the joint proxy statement/prospectus, which are filed with the SEC. Information regarding Nationstar’s directors and executive officers is contained in Nationstar’s Proxy Statement on Schedule 14A, dated April 11, 2017, and its Annual Report on Form 10-K for the year ended December 31, 2017, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, WMIH’s and Nationstar’s expectations or predictions of future financial or business performance or conditions. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in WMIH’s Form 10-K for the year ended December 31, 2017 under Risk Factors in Part I, Item 1A, Nationstar’s Form 10-K for the year ended December 31, 2017 under Risk Factors in Part I, Item 1A and the registration statement under Risk Factors. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and WMIH and Nationstar believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither WMIH nor Nationstar is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which WMIH and Nationstar have filed or will file from time to time with the SEC.

In addition to factors previously disclosed in WMIH’s and Nationstar’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the merger, including approval by shareholders of WMIH and Nationstar on the expected terms and schedule and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks associated with investing in mortgage loans and mortgage servicing rights and changes in interest rates; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; macroeconomic factors beyond WMIH’s or Nationstar’s control; risks related to WMIH’s or Nationstar’s indebtedness and other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.
(Registrant)

Date: March 30, 2018	By:	/s/ Timothy F. Jaeger
	Name:	Timothy F. Jaeger
	Title:	Interim Chief Financial Officer